Exhibit 5.1

June 17, 2021

Document Security Systems, Inc.

6 Framark Dr.

Victor, New York 14564

Re: Document Security Systems, Inc.

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offer and sale by Document Security Systems, Inc., a New York corporation (the “Company”), of 29,000,000 shares (the “Firm Shares”) of the Company’s common stock par value $0.02 per share (the “Common Stock”) and 4,350,000 shares (the “Additional Shares” and, together with the Firm Shares, the “Shares”) of Common Stock issued and sold by the Company to the underwriters pursuant to their option to purchase additional shares, pursuant to an underwriting agreement dated June 14, 2021 (the “Underwriting Agreement”) by and between the Company and Aegis Capital Corp., as representative (the “Representative”) of the underwriters named on Schedule 1 thereto and a notice exercising the over-allotment option received by the Company from the Representative on June 16, 2021.

The Shares will be issued pursuant to (i) the Company’s registration statement on Form S-3 (File No. 333-256446) declared effective by the Securities and Exchange Commission on June 7, 2021 under the Securities Act of 1933, as amended (the “Securities Act”) and the prospectus dated June 7, 2021, included in such registration statement (the “Registration Statement”), (ii) a preliminary prospectus supplement dated June 14, 2021; and (iii) a final prospectus supplement dated June 14, 2021 (collectively, the “Prospectus”).

We have examined the Registration Statement, the Prospectus, the Underwriting Agreement and other instruments, certificates, records and documents, matters of fact and questions of law that we have deemed necessary for the purposes of this opinion.

In our examination of the foregoing and in rendering the opinion set forth herein, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinion set forth herein and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the terms of the Underwriting Agreement and the Registration Statement, the Shares will be validly issued, and the Shares will be fully paid and nonassessable.

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, and the federal laws of the United States of America. Insofar as the matters covered by this opinion may be governed by the laws of other states we have assumed that such laws are identical in all respects to the laws of the State of New York.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the date hereof, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ SICHENZIA ROSS FERENCE LLP

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW